Reese Group, Inc.; Reese Military Sales Division

2820 Bransford Avenue
Nashville, TN 37204-0423

BROKERAGE SERVICE AGREEMENT

THIS AGREEMENT, made this 15 June 2010 , between DNA Beverage Corporation, herein called the PRINCIPAL and Reese, Inc., 2820 Bransford Avenue, Nashville, TN 37204-0423, herein called the BROKER, WITNESSETH:

WHEREAS, the PRINCIPAL is manufacturer and seller, among other things, of certain merchandise or products as follows:

SNACK FOODS AND BEVERAGES

and desires to secure the services of a food broker in the territory hereinafter described, to negotiate the sales of said merchandise or products in the said territory.

IT IS MUTUALLY AGREED AS FOLLOWS:

(1) The PRINCIPAL hereby appoints the BROKER, and the Broker hereby agrees to act for the PRINCIPAL, as its exclusive Representative for negotiations of sales of the merchandise or products here in above enumerated, subject to the terms, provisions, and conditions hereof, within the territory described as follows:

US Military Market - DECA ONLY

(2) All purchase orders taken from Buyers by the BROKER shall be subject to the PRINCIPAL'S confirmation, and it is understood that the BROKER will not obligate or commit the PRINCIPAL to the sales or delivery of merchandise or product without the PRINCIPAL'S authorization and direction.

(3) PRINCIPAL will pay any billbacks from sales differential reports within 10 days of receipt.

THE PRINCIPAL AGREES AS FOLLOWS:

(4) To pay the BROKER a commission, or brokerage, at the rate specified below, on each and every sales, as provided herein, the said percentage rate of commission, or brokerage, to be computed on the price of the merchandise or products sold after discounts, allowances, spoils, shorts, and damages are figured, said brokerage payment to be made promptly within thirty (30) days after receipt of brokerage invoice from Reese.

Brokerage Rate ~~5%~~ 4%

(5) To permit the BROKER, during the life of this agreement, to negotiate sales to any and all prospective Buyers of the PRINCIPAL'S said products throughout the territory mentioned as specified.

(6) In the event of a product discontinuation, damage, phase-out, or deletion by any Military entity, to accept responsibility for return of said product from distributors or to assume financial responsibility for a reasonable price reduction to move discontinued, phased-out, or deleted product. Vendor Credit Memos (VCMs) generated by DeCA for damaged, expired, discontinued, phased-out, or overstocked merchandise are the manufacturer's responsibility. Any product remaining in distributors' warehouses after DeCA has discontinued stocking said product is the manufacturer's responsibility. Broker is, in no way, liable for manufacturer's "dead stock" in distributors or stores.

(7) To keep the BROKER fully informed on all sales and promotional policies and programs affecting the specified territory.

(8) To authorize the officers of Reese Military Sales to sign DeCA Forms 40-15 as sales representatives of the Principal.

THE BROKER AGREES AS FOLLOWS:

(8) To carry out the PRINCIPAL'S instructions with respect to sales of the merchandise and products specified herein, to manage all government contracts to include invoicing of government agencies, and to negotiate drayage rates with all military distributors.

(9) To keep the PRINCIPAL informed with respect to representation of a competitive product by the BROKER.

(10) To promptly report all purchase orders of specified merchandise and products for confirmation or approval by the PRINCIPAL.

(11) Contact prospective Buyers in the assigned territory in furtherance of sales of specified merchandise and products of the PRINCIPAL.

(12) This agreement shall continue in full force for a minimum of six months and in effect from year to year thereafter, provided that either party may terminate this agreement by giving thirty (30) days written notice of such intention to the other party after the initial six months.

IN WITNESS WHEREOF, the PRINCIPAL has signed this agreement by its representative, thereunto duly authorized, and the BROKER has hereunto set his hand that the PRINCIPAL and BROKER enter into this agreement.

DNA BEVERAGE CORPORATION
(PRINCIPAL)

MELVIN LEINER
Print Name

[signature] VP
Signature

Date

REESE, INC.
(BROKER)

Donald W. Gillette, Vice President
Print Name

[signature]
Signature

15 June 2010
Date

Addendum

DNA Beverage Corporation hereby appoints Reese, Inc. as its exclusive representative for the marketing and distributions of its products to the US Military market, the flow through procedure of the order and payments as described herein; DECA MARKET ONLY

1. The Military Distributor orders the product from DNA Beverage Corporation through Reese Military and DNA Beverage Corporation delivers product to the distributors.
2. The distributor pays DNA Beverage Corporation under it's terms, and delivers the product to the military. Reese Inc. will send the copies of all delivery documents to Principal.
3. Reese, Inc will bill the military and the military will pay Reese, Inc.
4. Reese, Inc. reimburses the distributor for cost of product, pays distributor drayage for delivery of product, and shelf stocking as required.
5. Reese, Inc. will also bill Principal for any billbacks due to promotions offered to the military. Billbacks must be paid within 10 days of receipt.
6. Reese, Inc. will bill Principal brokerage based on net cost of goods sold to the distributor. Brokerage for DeCA is 4%.

The Principal voluntarily agrees to the DeCA delete process, including disposition of excess quantities after 60 days. The delete process will be followed in the event an item fails to meet either the manufacturer's volume projections or the minimum category requirements established by the buyer. The manufacturer agrees that DeCA has no responsibility to sell remaining inventory after 60 days from the date of first notice of intent to delete the item. The manufacturer also agrees that the item should support a reasonable relationship between normal turn volume and the distributor minimum ship quantity by distributor location. Once movement is established, the distributor will not be expected to order in minimum ship quantities that are excessive relative to sales movement. Following a delete, product remaining in distributors is the responsibility of the Principal.

Principal acknowledges that all sales to the Defense Commissary Agency and military distributors are guaranteed sales.

Reese Inc. is responsible for receiving payments for the product from the Military and paying distributor drayage and reimbursement for cost of product after product is paid for by the Military.

Signature **15 June 2010** **Date**

Signature **Date** 6/16/10

Certification

Brand Name Commercial Item under 10 U.S.C. § 2484(f)

As the duly authorized representative of __DNA Beverage Corporation__
I hereby certify that the (following listed) (attached list of) product(s) are regularly sold outside of commissary stores under the same brand name as the name by which the commercial item will be sold in, at, or by commissary stores. In making this certification, I understand that to qualify for consideration for sale by the Defense Commissary Agency, as a Brand Name Commercial Item pursuant to 10 U.S.C. § 2484(f), these products must be regularly sold outside of commissary stores on a regional or national basis by commercial grocery or other retail operations, excluding convenience stores, consisting of multiple stores.
The products offered for sale in, at, or by commissary stores as qualifying for acceptance as a Brand Name Commercial Item pursuant to 10 U.S.C. § 2484(f), are:

DNA ENERGY DRINK® - Citrus - LemonLime - SugarFree Citrus

DNA SHRED STIX ™ - Original - Pizza - Jalepeno

DNA BEEF JERKY ™ - Original - Teriyaki

I understand the Defense Commissary Agency will rely on this certification in determining whether or not to accept products for resale as qualifying as Brand Name Commercial Items under 10 U.S.C. § 2484(f); and that this certification is subject to the provisions of 18 U.S.C. §1001 which imposes criminal penalties for providing false information.

[signature]
Signature

15 June 2010
Date

Exec. V.P.
Title

DNA Beverage Corporation
Company